EXHIBIT 99.5

ROSE ROCK MIDSTREAM, L.P.

Unaudited Pro Forma Condensed Consolidated Financial Statements

On January 11, 2013, Rose Rock Midstream, L.P. (“RRMS”) purchased from SemGroup Corporation (“SemGroup”) a one-third interest in SemCrude Pipeline, L.L.C., formerly a wholly owned subsidiary of SemGroup, in exchange for cash, limited partner common units and an increase in the capital account of the general partner, pursuant to a Contribution Agreement entered into on January 8, 2013. The accompanying unaudited pro forma condensed consolidated financial statements of RRMS have been prepared in accordance with Article 11 of Regulation S-X. The accompanying unaudited pro forma condensed consolidated balance sheet reflects the transaction with SemGroup as if it had occurred on September 30, 2012. The accompanying unaudited pro forma condensed consolidated statements of operations reflect the transaction with SemGroup as if it had occurred on January 1, 2011. The terms “we”, “our”, “us”, and similar language used in these unaudited pro forma condensed consolidated financial statements refer to RRMS and its subsidiaries.

These unaudited pro forma condensed consolidated financial statements have been derived from our historical financial statements, which are included in our quarterly report on Form 10-Q for the quarter ended September 30, 2012 and our annual report on Form 10-K for the year ended December 31, 2011. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and related notes thereto.

These unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent what our actual results of operations or financial position would have been if the transaction had occurred on the dates assumed, nor are they necessarily indicative of our future operating results or financial position. However, the pro forma adjustments shown in these unaudited pro forma condensed consolidated financial statements reflect estimates and assumptions that we believe to be reasonable.

ROSE ROCK MIDSTREAM, L.P.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of September 30, 2012

(in thousands, except unit amounts)

	as of September 30, 2012
	Historical	Pro Forma adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$13,498	$—		$13,498
Accounts receivable	205,315	—		205,315
Receivable from affiliates	117	—		117
Inventories	29,181	—		29,181
Other current assets	1,531	—		1,531

Total current assets	249,642	—		249,642

Property, plant and equipment (net of accumulated depreciation of $31,545 at September 30, 2012)	285,244	—		285,244
Investment in affiliates	—	46,655	(a)	46,655
Other assets, net	2,665	—		2,665

Total assets	$537,551	$46,655		$584,206

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$204,144	—		$204,144
Payable to affiliates	10,657	—		10,657
Accrued liabilities	9,642	—		9,642
Other current liabilities	2,688	—		2,688

Total current liabilities	227,131	—		227,131

Long-term debt	69	130,285	(b)	130,354
Partners’ capital:
Common units—public (9,000,000 units issued and outstanding at September 30, 2012)	129,910	(31,121	) (c)	98,789
Common units—SemGroup (2,889,709 units issued and outstanding at September 30, 2012)	38,165	15,426	(c)	53,591
Subordinated units—SemGroup (8,389,709 units issued and outstanding at September 30, 2012)	136,074	(84,252	) (c)	51,822
Class A units—SemGroup (1,250,000 units issued and outstanding at September 30, 2012)	—	17,990	(c)	17,990
General partner	6,202	(1,673	) (c)	4,529

Total partners’ capital	310,351	(83,630)		226,721

Total liabilities and partners’ capital	$537,551	$46,655		$584,206

ROSE ROCK MIDSTREAM, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Income

Nine Months Ended September 30, 2012

(in thousands, except per unit amounts)

	Nine Months Ended September 30, 2012
	Historical	Pro Forma adjustments		Pro Forma
Revenues, including revenues from affiliates:
Product	$435,814	$—		$435,814
Service	32,932	—		32,932
Other	(59)	—		(59)

Total revenues	468,687	—		468,687
Expenses, including expenses from affiliates:
Costs of products sold, exclusive of depreciation and amortization shown below	412,847	—		412,847
Operating	17,146	—		17,146
General and administrative	8,830	—		8,830
Depreciation and amortization	9,032	—		9,032

Total expenses	447,855	—		447,855
Earnings from equity method investments	—	9,517	(d)	9,517

Operating income	20,832	9,517		30,349
Other expenses:
Interest expense	1,407	4,886	(e)	6,293
Other expense	72	—		72

Total other expenses	1,479	4,886		6,365

Net income	$19,353	$4,631		$23,984

Allocation of net income used for earnings per unit calculation:
Net income allocated to general partner	$387	$93	(f)	$480

Net income allocated to common unitholders	$9,483	$2,491	(f)	$11,974

Net income allocated to subordinated unitholders	$9,483	$1,800	(f)	$11,283

Net income allocated to Class A unitholders	$—	$247	(f)	$247

Earnings per limited partner unit:
Common unit (basic and diluted)	$1.13	$—		$1.01
Subordinated unit (basic and diluted)	$1.13	$—		$1.34
Class A unit (basic and diluted)	$—	$—		$0.20
Basic weighted average number of limited partner units outstanding:
Common units	8,390	3,500	(g)	11,890

Subordinated units	8,390	—		8,390

Class A units	—	1,250	(g)	1,250

Diluted weighted average number of limited partner units outstanding:
Common units	8,404	3,500	(g)	11,904

Subordinated units	8,390	—		8,390

Class A units	—	1,250	(g)	1,250

ROSE ROCK MIDSTREAM, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended December 31, 2011

(in thousands, except per unit amounts)

	Year Ended December 31, 2011
	Historical	Pro Forma adjustments		Pro Forma
Revenues, including revenues from affiliates:
Product	$395,301	$—		$395,301
Service	35,801	—		35,801
Other	219	—		219

Total revenues	431,321	—		431,321
Expenses, including expenses from affiliates:
Costs of products sold, exclusive of depreciation and amortization shown below	366,265	—		366,265
Operating	18,973	—		18,973
General and administrative	9,843	—		9,843
Depreciation and amortization	11,379	—		11,379

Total expenses	406,460	—		406,460
Earnings from equity method investments	—	5,001	(h)	5,001

Operating income	24,861	5,001		29,862
Other expenses (income):
Interest expense	1,823	6,515	(e)	8,338
Other income, net	(197)	—		(197)

Total other expenses, net	1,626	6,515		8,141

Net income (loss)	$23,235	$(1,514)		$21,721

Allocation of net income used for earnings per unit calculation:
Net income (loss)	$23,235	$(1,514)		$21,721
Less: Net income (loss) prior to initial public offering on December 14, 2011	22,265	(1,443)		20,822

Net income (loss) subsequent to initial public offering on December 14, 2011	$970	$(71	)(i)	$899

Net income (loss) allocated to general partner	$19	$(1	)(f)	$18

Net income (loss) allocated to common unitholders	$475.5	$(46	)(f)	$429.5

Net income (loss) allocated to subordinated unitholders	$475.5	$(10	)(f)	$465.5

Net income (loss) allocated to Class A unitholders	—	$(14	)(f)	$(14)

Earnings per limited partner unit:
Common unit (basic and diluted)	$0.06	$—		$0.04
Subordinated unit (basic and diluted)	$0.06	$—		$0.06
Class A unit (basic and diluted)	$—	$—		$(0.01)
Basic and diluted weighted average number of limited partner units outstanding:
Common units	8,390	3,500	(g)	11,890

Subordinated units	8,390	—		8,390

Class A units	—	1,250	(g)	1,250

These pro forma financial statements do not include the impact of $3.2 million of transaction related costs.

(a) Represents one-third of the book value of equity of SemCrude Pipeline, L.L.C. at September 30, 2012. The sale of the one-third interest in SemCrude Pipeline, L.L.C. is a transaction between SemGroup and its consolidated subsidiary, RRMS, and is accounted for as a transaction between entities under common control. Therefore, the assets received by RRMS are recorded at the parent company book value and any excess purchase price is treated as an equity transaction.

(b) RRMS borrowed $130.3 million on its revolving credit facility to fund the purchase.

(c) Partners’ capital accounts reflect the issuance of 2 million limited partner common units for $59.3 million to third-parties, 1.5 million limited partner common units for $44.4 million to SemGroup, 1.25 million Class A units for $30.5 million ($29.60 per unit discounted for the expected forbearance period) to SemGroup and a general partner contribution of $2.7 million to maintain its 2% ownership interest and a reduction of equity of $220.6 million shared pro-rata by the owners, which represents the excess of the purchase price of the one-third interest in SemCrude Pipeline, L.L.C. in excess of the book value at September 30, 2012.

(d) Represents one-third of the net income of SemCrude Pipeline, L.L.C. for the nine months ended September 30, 2012, which included a $3.5 million gain on disposal. The impact of the gain on equity earnings is an increase of $1.2 million. The gain represents the receipt of additional proceeds in 2012 related to the September 2010 disposal of a portion of the SemCrude Pipeline, L.L.C. equity interest in White Cliffs Pipeline, L.L.C.

(e) Interest expense adjustment assumes that debt incurred in the purchase of the one-third interest in SemCrude Pipeline, L.L.C. was outstanding since January 1, 2011 at a rate of 5%, based on the initial borrowing rate at close of the transaction.

(f) Under the two-class method, net income related to declared distributions on current period earnings are first allocated to their respective classes of equity and the remaining earnings are then allocated based on ownership. Adjustments to allocation of net income do not assume any change in the historical amount of distributions declared in either the amount or the units receiving distributions. The remaining amount of pro forma net income has been allocated, after reduction for the allocation of historical distributions declared, based on the pro forma class and number of units outstanding.

The following table shows distributions declared and paid (in thousands, except for per unit amounts):

Quarter Ended				SemGroup				Common Units - Public	Total Distributions
	Record Date	Payment Date	Distribution per Unit	General Partner	Incentive Distri-butions	Common Units	Subord- inated Units
December 31, 2011	February 3, 2012	February 13, 2012	$0.0670	$23	—	$93	$561	$470	$1,147
March 31, 2012	May 7, 2012	May 15, 2012	$0.3725	$128	—	$517	$3,125	$2,607	$6,377
June 30, 2012	August 6, 2012	August 14, 2012	$0.3825	$131	—	$532	$3,209	$2,678	$6,549
September 30, 2012	November 5, 2012	November 14, 2012	$0.3925	$134	—	$545	$3,293	$2,748	$6,720

(g) Adjustment reflects the impact to the weighted average number of shares outstanding for basic and diluted earnings per unit based on the number of common limited partner and Class A units issued in connection with the transaction.

(h) Represents one-third of the net income of SemCrude Pipeline, L.L.C for the twelve months ended December 31, 2011.

(i) On December 14, 2011, Rose Rock Midstream, L.P. completed an initial public offering (“IPO”) in which it sold common units representing limited partner interests. Historical earnings per limited partner unit are based on net income for the period from December 15, 2011 (the day following the closing of our IPO) through December 31, 2011. For the calculation of pro forma earnings per unit, the net income attributable to the transaction was pro-rated for 17 days.

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